UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
                    Date of Report:                October 28, 2003
           (Date of earliest event reported)      (October 27, 2003)

                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)
                                    001-14551
                            (Commission File Number)


                      Texas                             74-2611034
          (State or other jurisdiction                (IRS Employer
                of incorporation)                  Identification No.)


      206 Wild Basin Rd., Bldg. B, Suite 400,              78746
                   Austin, Texas                         (Zip Code)
     (Address of principal executive offices)



                                 (512) 334-7500
              (Registrant's telephone number, including area code)

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Item 7            Financial Statements and Exhibits

Exhibit No.       Description
-----------       -----------

   99.1 Letter, dated October 27, 2003, from Multimedia Games, Inc.'s CEO Clifton Lind to National Indian Gaming Commission Acting General Counsel Penny Coleman.


Item 9            Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. In addition, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD. Any information in this report supercedes inconsistent or outdated information contained in earlier Regulation FD disclosures.


Multimedia Games, Inc. ("Multimedia") transmitted the following letter to Ms. Penny Coleman, Acting General Counsel of the ("NIGC"), on Monday, October 27, 2003. The letter informed Ms. Coleman that Multimedia has discontinued play of all of the MegaNanza(TM) games as of 2:00 AM, October 27, 2003, thereby satisfying the Company's final obligation under the March 2003 settlement agreement entered into between Multimedia and the NIGC, and approved by the U.S. Department of Justice.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          MULTIMEDIA GAMES, INC.



Dated:  October 28, 2003                  By:      /s/ Craig S. Nouis
                                                   -----------------------------
                                                   Craig S. Nouis
                                                   Chief Financial Officer and
                                                   Principal Accounting Officer

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